Exhibit 10.9.1




                                  FORM OF
                              AMENDMENT No. 1
                                   to the
                       SEVERANCE PROTECTION AGREEMENT


     THIS   AMENDMENT,   dated  as  of  the  __  day  of  ____,  1999  (the
"Amendment"), between CommScope, Inc. a Delaware corporation (the "Company"), and ____________ (the "Executive"), hereby amends the Severance Protection Agreement, dated as of August 1, 1997 between the Company and the Executive (the "Severance Agreement") in the manner set forth herein.

     WHEREAS, the Company and the Executive desire to amend the Severance Agreement to exclude from the definition of Change in Control contained in
Section 13.7 thereof all references to Forstmann Little & Co. and/or any of their affiliates:

     WHEREAS, pursuant to Section 8 of the Severance Agreement, the Severance Agreement may by modified, amended, suspended or terminated by a written instrument executed by the parties thereto.


     NOW, THEREFORE, the parties hereto agree as follows:

     1. Section 13.7 of the Severance Agreement is hereby deleted and replaced in its entirety with the following:

               "Change of Control" means, any of the following:

               (i) the acquisition by any Person of Beneficial Ownership of Voting Securities which, when added to the Voting Securities then Beneficially Owned by such Person, would result in such Person Beneficially Owning 33% or more of the combined Voting Power of the Company's then outstanding Voting Securities; provided, however, that for purposes of this paragraph (i), a Person shall not be deemed to have made an acquisition of Voting Securities if such Person: (1) acquires Voting Securities as a result of a stock split, stock dividend or other corporate restructuring in which all stockholders of the class of such Voting Securities are treated on a pro rata basis; (2) acquires the Voting Securities directly from the Company; (3) becomes the Beneficial Owner of 33% or more of the combined Voting Power of the Company's then outstanding Voting Securities solely as a result of the acquisition of Voting Securities by the Company or any Subsidiary which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Person, provided that if (x) a Person would own at least such percentage as a result of the acquisition by the Company or any Subsidiary and (y) after such acquisition by the Company or any Subsidiary, such Person acquires Voting Securities, then an acquisition of Voting Securities shall have occurred; (4) is the Company or any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Controlled Entity"); or (5) acquires Voting Securities in connection with a "Non-Control Transaction" (as defined in paragraph (iii) below); or


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               (ii) the  individuals  who, as of the  Effective  Date,  are members of the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board; provided, however, that if either the election of any new director or the nomination for election of any new director by the Company's stockholders was approved by a vote of at least two-thirds of the Incumbent Board prior to such election or nomination, such new director shall be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

               (iii) approval by stockholders of the Company of:

                    (A) a merger, consolidation or reorganization involving
               the Company (a "Business Combination"), unless

                         (1) the  stockholders of the Company,  immediately
                    before the Business Combination, own, directly or indirectly immediately following the Business Combination, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from the Business Combination (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before the Business Combination, and

                         (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for the Business Combination constitute at least a majority of the members of the Board of Directors of the Surviving Corporation, and

                         (3) no  Person  (other  than  the  Company  or any
                    Controlled Entity, a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Controlled Entity, or any Person who, immediately prior to the Business Combination, had Beneficial Ownership of 33% or more of the then outstanding Voting Securities) has Beneficial Ownership of 33% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities (a Business Combination satisfying the conditions of clauses (1), (2) and (3) of this subparagraph (A) shall be referred to as a "Non-Control Transaction");

                    (B) a complete liquidation or dissolution of the Company; or

                    (C)  the   sale  or   other   disposition   of  all  or
               substantially all of the assets of the Company (other than a transfer to a Controlled Entity).

     Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because 33% or more of the then outstanding Voting Securities is Beneficially Owned by (x) a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company or any Controlled Entity or (y) any corporation which, immediately prior to its acquisition of such interest, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

     2. Except as expressly set forth herein, the Severance Agreement shall remain in full force and effect.



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          IN WITNESS WHEREOF,  each of the parties hereby has executed this
Amendment as of the date first above written.


      COMMSCOPE, INC.                        EXECUTIVE


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      By:                                          [         ]
      Title: